SMITH BARNEY APPRECIATION FUND INC.
                      F/Y/E December 31,1996

Issuer                 Trade  Selling                      % of     % of
                        Date  Dealer         Shares Purch.  Fund    Issue
                                                   Price           (2)
                                                         Assets(
                                                         1)
World Color Press     1/25/96 DLJ                            0.09% 1.11%
Inc.                                        80,000 $19.00

Planet Hollywood      4/19/96 Bear Stearns                  0.001% 0.22%
                                             2,250 $18.00

Yahoo Inc.            4/12/96 Goldman Sachs                0.0004% 1.23%
                                             1,000 $13.00

Lucent Technologies    4/4/96 Morgan                         0.13% 0.27%
                             Stanley        150,00 $27.00
                                                 0

Associates First       5/8/96 Goldman Sachs                  0.14% 0.42%
Capital Corp.                               150,00 $29.00
                                                 0

Saks Fifth Ave.       5/22/96 Goldman Sachs                  0.01% 0.29%
                                            13,000 $25.00

Open Market           5/23/96 Goldman Sachs                 0.005% 0.69%
                                            10,000 $18.00

Asia Satellite        6/13/96 Goldman Sachs                  0.02% 0.27%
Communications                               7,500 $25.00

Interstate Hotels     6/20/96 Merrill Lynch                  0.02% 0.27%
Col.                                        30,000 $21.00

Donna Karan Int'l     6/28/96 Morgan                         0.04% 0.47%
                             Stanley        15,000 $24.00

Electronic Data       7/16/96 Merrill Lynch                  0.13% 0.44%
Systems                                     88,000 $46.63

KN Energy              8/1/96 Merrill Lynch                  0.06% 1.94%
                                            60,000 $32.25

U.S. Franchise        10/25/9 Schroder                      0.001% 0.12%
Systems                  6                   2,700 $13.50

The Sabre Group       10/10/9 Goldman Sachs                  0.01% 0.12%
Holdings Inc.            6                  15,000 $27.00

Deutsche Telecom      11/18/9 Goldman Sachs                  0.04% 0.01%
                         6                  60,000 $18.86

Monterey Resources    11/15/9 Goldman Sachs                  0.01% 0.30%
                         6                  24,000 $14.50

New Holland N.V.      11/1/96 Salomon                        0.08% 0.28%
                             Brothers       128,00 $21.50
                                                 0